EXHIBIT 10.3

TRUE TEMPER CORPORATION
2004 EQUITY INCENTIVE PLAN

1.                                       Purposes of the Plan.  The purposes of the True Temper Corporation 2004 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors and to promote the success of the Company’s business.  Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.  Shares of Restricted Stock, Restricted Stock Units and Stock Appreciation Rights may also be awarded under the Plan.  The Plan shall be effective as of March 15, 2004 (the “Effective Date”).

2.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(b)                                 “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted or shares of Restricted Stock are awarded under the Plan.

(c)                                  “Award” means any award or benefit granted under this Plan, including without limitation, the grant of Options, SARs and Restricted Stock awards.

(d)                                 “Award Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Change in Control” shall mean (i) a merger, consolidation or share exchange of the Company with any other person or entity (other than a wholly-owned subsidiary of the Company) other than a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or share exchange; (ii) the sale of 50% or more of the voting securities of the Company in a single transaction or a series of related transactions; (iii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Gilbert Global Equity Partners and its affiliates is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of voting securities of the Company.

(h)                                 “Committee” means the Compensation Committee of the Board or other committee appointed by the Board in accordance with Section 4 hereof; provided that if no Compensation Committee exists and no other committee has been appointed in accordance with Section 4, then the full Board shall serve as the Committee.

(i)                                     “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(j)                                     “Company” means True Temper Corporation, a Delaware corporation.

(k)                                  “Director” means a member of the Board.

(l)                                     “Effective Date” shall have the meaning set forth in Section 1.

(m)                               “Employee” means any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or in accordance with a then existing employee benefit plan of the Company, its Parent, any Subsidiary, or any successor, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

(iii)                               In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board (but without taking into account the lack of liquidity and minority position of the Common Stock in respect of which Fair Market Value is being determined).

(p)                                 “Holder” means a person who has been granted an Option, SAR or Restricted Stock award or who holds Shares acquired pursuant to a Restricted Stock award or the exercise of an Option.

(q)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(r)                                    “Independent Director” means a Director who is not an Employee of the Company.

(s)                                  “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)                                    “Option” means a stock option granted pursuant to the Plan which entitles the Holder to purchase a number of Shares at a set exercise price established by the Committee.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u)                                 “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(v)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)                               “Plan” means the True Temper Corporation 2004 Equity Incentive Plan, as amended from time to time.

(x)                                   “Public Trading Date” means the first date upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(y)                                 “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Restricted Stock award granted under Section 12 below.

(z)                                   “Restricted Stock Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Restricted Stock grant.  The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(aa)                            “Restricted Stock Unit” means the, with respect to each covered unit, an unfunded right to receive a cash payment equal in value to one Share of Common Stock pursuant to a Restricted Stock Unit award granted under Section 12 below.

(bb)                          “Restricted Stock Unit Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Restricted Stock Unit grant.  The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and shall provide all of the same terms and conditions of a Restricted Stock award with respect to vesting.

(cc)                            “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(dd)                          “SAR Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual SAR grant.  The SAR Agreement is subject to the terms and conditions of the Plan.

(ee)                            “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff)                                “Securities Act” means the Securities Act of 1933, as amended.

(gg)                          “Service Provider” means an Employee or Director.

(hh)                          “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

(ii)                                  “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to the Plan which, upon exercise, entitles a Holder to receive, in cash, value equal to the excess of the Fair Market Value of a specified number of Shares, over the exercise price for such number of Shares, as established by the Committee.

(jj)                                  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                       Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options, SARs or Restricted Stock awards shall be Common Stock.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be subject to Options, SARs, Restricted Stock awards or Restricted Stock Units is 1,008,051; provided, however, that, notwithstanding the foregoing, the maximum number of Shares that may be granted as Restricted Stock awards or as Restricted Stock Units awards is 403,221; and, provided, further, that, notwithstanding the foregoing, the maximum number of Shares that may be subject to Options or SARs is 604,830.  Shares issued upon exercise of Options or awarded as Restricted Stock may be authorized but unissued, or reacquired Shares.  If an Option or SAR expires or becomes unexercisable without having been exercised in full, the unpurchased Shares (the underlying Shares with respect to SARs) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or upon the grant, sale or vesting of a Restricted Stock award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.  If Shares of Restricted Stock, or Restricted Stock Units are forfeited by the Holder to the Company such covered Shares shall become available for future Awards under the Plan.  Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

4.                                       Administration of the Plan.

(a)                                  Administrator.  The Plan shall be administered by the Committee.  The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to such subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may only be filled by the Board.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan (including without limitation Section 4(c)) and the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:

(i)                                     Select the Service Providers to whom Awards may be granted from time to time hereunder;

(ii)                                  Determine the number of Shares to be covered by each such Award granted hereunder;

(iii)                               Approve forms of agreement for use under the Plan;

(iv)                              Determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(v)                                 Prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vi)                              As may be permitted by the Committee, allow holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or upon the grant, sale or vesting of any Restricted Stock award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(vii)                           Construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c)                                  Notwithstanding Section 4(b) 604,830 Shares shall be reserved for the granting of Options and SARs to Service Providers, as follows:

(i)                                     Options to purchase 302,415 Shares shall be granted pursuant to the Plan with an exercise price equal to 100% of the Fair Market Value per Share as of the date of grant and shall be subject to performance-based vesting (the “Performance Options”).  The terms and conditions of each such Option shall be set forth in a written Incentive Stock Option Agreement entered into by and between the Company and the Holder, substantially in the form attached hereto as Exhibit A.  Notwithstanding the foregoing, where federal, state or local law or regulations make it improper, impracticable or undesirable to grant Options, as determined by the Administrator, the Administrator may grant SARs (the “Performance SARs”) in lieu of Performance Options; provided such

Performance SARs have substantially similar terms and conditions as the foregoing Performance Options.

(ii)                                  Options to purchase 302,415 Shares shall be granted pursuant to the Plan with an exercise price equal to 100% of the Fair Market Value per Share as of the date of grant and shall be subject to service-based vesting (the “Service Options”).  The terms and conditions of each such Option shall be set forth in a written Incentive Stock Option Agreement entered into by and between the Company and the Holder, substantially in the form attached hereto as Exhibit B.  Notwithstanding the foregoing, where federal, state or local law or regulations make it improper, impracticable or undesirable to grant Options, as determined by the Administrator, the Administrator may grant SARs (the “Service SARs”) in lieu of Service Options; provided such Service SARs have substantially similar terms and conditions as the foregoing Service Options.

(d)                                 Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5.                                       Eligibility.  Non-Qualified Stock Options, SARs, Restricted Stock Awards and Restricted Stock Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  If otherwise eligible, an Employee or Director who has been granted an Option or Restricted Stock awards may be granted additional Options or Restricted Stock.

6.                                       Limitations.

(a)                                  Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.   For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)                                 Neither the Plan, nor any Award shall confer upon a Holder any right with respect to continuing the Holder’s employment with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

(c)                                  No Service Provider shall be granted, in any calendar year, Options, SARs, Restricted Stock or Restricted Stock Units with respect to more than 50,000 Shares; provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; (iv) the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.  For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c).  For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

7.                                       Term of Plan.  The Plan shall become effective upon the Effective Date and shall continue in effect until it is terminated under Section 15 of the Plan.  No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

8.                                       Term of Option or SAR.  The term of each Option or SAR shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.  In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.                                       Exercise Price and Consideration.

(a)                                  The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that in the case of an Incentive Stock Option (i) granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant, and (ii) granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing, Options may be granted in substitution of outstanding options with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)                                 The per share exercise price for any SAR granted under this Plan shall be such price as is determined by the Administrator; provided, however, the exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(c)                                  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of (i) cash; (ii) check; (iii) with the consent of the Administrator (and at such time or times as the Administrator may prescribe), other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (iv) after the Public Trading Date and with the consent of the Administrator (A) surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) with the consent of the Administrator, any combination of the foregoing methods of payment.

10.                                 Exercise of Options and SARs.

(a)                                  Vesting; Fractional Exercises.  Options and SARs granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(b)                                 Deliveries upon Exercise.  All or a portion of an exercisable Option or SAR shall be deemed exercised upon delivery of all of the following (only (i) and (iv) below apply to SARs) to the Secretary of the Company or his or her office:

(i)                                     A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or SAR, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or SAR, or such portion thereof;

(ii)                                  Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with Applicable Laws.  The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii)                               Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock Agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv)                              In the event that the Option or SAR shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or SAR.

(c)                                  Conditions to Delivery of Share Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i)                                     If on the date of exercise the Common Stock is listed on a stock exchange, the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii)                                  The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)                               The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)                              The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v)                                 The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

(d)                                 Termination of Relationship as a Service Provider.  If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent that the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for three (3) months following the Holder’s termination.  Except as may otherwise be provided in an Award Agreement, if, on the date of termination, the Holder is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Award immediately cease to be issuable under the Award and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option or SAR within the time period specified herein, the Award shall terminate, and the Shares covered by such Award shall again become available for issuance under the Plan.

(e)                                  Disability of Holder.  If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Holder’s termination.  If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination.  Except as may otherwise be provided in an Award Agreement, if, on the date of termination, the Holder is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Award shall immediately cease to be issuable under the Award and shall again become available for issuance under the Plan.  If, after termination, the Holder does not exercise his or her Option or SAR within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall again become available for issuance under the Plan.

(f)                                    Death of Holder.  If a Holder dies while a Service Provider, the Option or SAR may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Award is vested on the date of death.  In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Holder’s termination.  Except as may otherwise be provided in an Award Agreement, if, at the time of death, the Holder is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Award shall immediately cease to be issuable under the Award and shall again become available for issuance under the Plan.  The Option or SAR may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option or SAR under the Holder’s will or the laws of descent or distribution.  If the Option or SAR is not so exercised within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall again become available for issuance under the Plan.

(g)                                 Regulatory Extension.  A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h)                                 Early Exercisability.  The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

11.                                 Transferability.

(a)                                  Except as otherwise provided in Section 11(b):

(i)                                     No Option granted under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, and the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;

(ii)                                  Except as otherwise provided in that applicable Restricted Stock Agreement, no shares of Restricted Stock may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution unless and until and all restrictions applicable to such shares of Restricted Stock (under the Restricted Stock Agreement or any other written stockholders or similar agreement) have lapsed;

(iii)                               No SAR or Restricted Stock Unit award granted under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

(iv)                              No Option, SAR, Restricted Stock or Restricted Stock Unit award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(v)                                 During the lifetime of the Holder, only he may exercise an Option or SAR (or any portion thereof) granted to him under the Plan; after the death of the Holder, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)                                 Notwithstanding Section 11(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder, other than the ability to further transfer the Non-Qualified Stock Option (including any requirement that the Holder execute a stockholders or similar agreement as a condition to exercising the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer.  For purposes of this Section 11(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Non-Qualified Stock Options.

12.                                 Restricted Stock Awards and Restricted Stock Units.

(a)                                  Subject to Section 12(e), Restricted Stock awards may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Restricted Stock awards under the Plan, it shall, subject to Section 12(e), advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase (or the number of Shares to be issued subject to forfeiture if the Holder is not required to purchase the Shares), the price, if any, to be paid, and the time within which such person must accept such offer.  The offer shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.  Notwithstanding the foregoing, where federal, state or local law or regulations make it improper, impracticable or undesirable to grant Restricted Stock awards, as determined by the Administrator, the Administrator may grant Restricted Stock Unit awards (which may only be settled in cash) in lieu of Restricted Stock awards; provided such Restricted Stock Unit awards have substantially similar terms and conditions, with respect to vesting as the foregoing Restricted Stock.  All references herein to Restricted Stock and Restricted Stock Agreement shall also apply, as the context permits, to Restricted Stock Units and Restricted Stock Unit Agreement, provided, however, at no time will a holder of Restricted Stock Units be treated as a stockholder of the Company with respect to such award.  Restricted Stock Unit awards shall be settled in cash on the date, or dates, on which such awards become vested.

(b)                                 Subject to Section 12(e), the purchase price, if any, for Shares repurchased by the Company pursuant to such repurchase right and the rate at with such repurchase right or forfeiture condition shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock Agreement.

(c)                                  Subject to Section 12(e), the Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)                                 Except as may otherwise be provided in the Restricted Stock Agreement (which prior to a Public Trading Date shall include, without limitation, restrictions on the receipt of dividends and voting rights), once shares of Restricted Stock have been awarded to a Holder, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is awarded, except as provided in Section 13 of the Plan.

(e)                                  The terms and conditions of each Restricted Stock award shall be set forth in a written Restricted Stock Agreement entered into by and between the Company and the Holder, substantially in the form attached hereto as Exhibit C.

13.                                 Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a)                                  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (including without limitation any Change in Control), in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, SAR or Restricted Stock award, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

(i)                                     The number and kind of shares of Common Stock (or other securities or property) with respect to which Options, SARs or Restricted Stock awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

(ii)                                  The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, SARs or Restricted Stock awards; and

(iii)                               The grant or exercise price with respect to any Option, SAR or Restricted Stock.

(b)                                 In the event of any transaction or event described in Section 13(a), the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award granted or issued under the Plan or facilitate such transaction or event:

(i)                                     To provide for either the purchase of any such Option, SAR or Restricted Stock award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or SAR, or realization of the Holder’s rights had such Option, SAR or Restricted Stock award been currently exercisable or payable or fully vested or the replacement of such Option, SAR or Restricted Stock award with other rights or property selected by the Board in its sole discretion;

(ii)                                  To provide that such Option or SAR shall be exercisable as to all shares covered thereby or to provide for the cashless or net-exercise of such Awards, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement;

(iii)                               To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv)                              To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future; and

(v)                                 To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option, SAR or Restricted Stock award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Restricted Stock Agreement.

(c)                                  Subject to Section 3, the Board may, in its discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d)                                 The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.                                 Time of Granting Awards.  The date of grant of an Option, SAR or Restricted Stock awards shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.  Notice of the determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

15.                                 Amendment and Termination of the Plan.

(a)                                  Amendment and Termination.  The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

(b)                                 Stockholder Approval.  The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.                                 Stockholder Approval.  On or prior to the Effective Date the Plan has been submitted for the approval of the Company’s stockholders and approved by such stockholders.

17.                                 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.                                 Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.                                 Information to Holders and Purchasers.  To the extent required by any Applicable Laws, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements.

20.                                 Repurchase Provisions.  The Administrator in its discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or pursuant to a Restricted Stock award upon a Holder’s termination as a Service Provider; provided, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock Agreement or in another agreement referred to in such Award Agreement.

21.                                 Investment Intent.  The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Restricted Stock award, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or purchasing Restricted Stock; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Restricted Stock award for the participant’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Restricted Stock award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

22.                                 Governing Law.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to otherwise governing principles of conflicts of law.

23.                                 Shareholders Agreement.  The Administrator may provide in any Option Agreement or Restricted Stock award that, as a condition precedent to the award of such Option or Restricted Stock award under the Plan, or the exercise or delivery of certificates for Shares issued pursuant thereto, the Holder (or the Holder’s successor, as applicable) is required to enter into or become a party to a Shareholders Agreement, Subscription Agreement and/or a Voting Trust Agreement in such form(s) as the Administrator may determine from time to time (such agreement or agreements, together, the “Shareholders Agreement”); provided, however, that the terms and conditions of such Shareholders Agreement shall be made available to the Holder on or prior to the date of the grant of such Option or award of such Restricted Stock .

* * * * * * *

I hereby certify that the Plan was duly adopted by the Board of Directors of True Temper Corporation on the Effective Date.

Executed at                          ,                           on this               day of [                         ], 2004.

Name:
Title:

* * * * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of True Temper Corporation on [                        ], 2004.

Executed at                          ,                           on this               day of [                         ], 2004.

Secretary